EXHIBIT 3.3

BY-LAWS
of
(a Florida corporation)

ARTICLE  I
SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholders of this corporation shall be held on the fourth Friday of June of each year at the principal offices of the company or at such other time and place designated by the Board of Directors of the corporation. Business transacted at the annual meeting shall include the election of directors of the corporation for the forthcoming year, and any other subject which may legally be brought before the assembly. An agenda will be published in advance of the meeting. If the designated day for the Annual Meeting shall fall on a legal holiday day then the meeting shall be held on the first business day thereafter.

Section 2. Special Meetings. Special meetings of the shareholders shall be held when directed by the Chairman of the Board of Directors or the majority of the Board of Directors, or when requested in writing by the holders of not less than fifty-one percent (51%) of all the issued and outstanding shares entitled to vote at such a meeting. A Special meeting shall be called for a date not less than ten (10) nor more than thirty (30) days after the request for such a meeting is made, unless the (a) Chairman, (b) the majority of the Board of Directors, or (c) the shareholders eligible to vote the majority of the issued and outstanding shares; requesting the meeting designate a later date. A Special Meeting of the shareholders may occur at any time without notice when the majority of the shareholders entitled to vote at such a meeting so agree and sign a waiver to that effect. Shareholders able to hear, speak and vote via telephone, or similar device, shall be considered in attendance at a shareholders meeting. Communiqués transmitted and received via facsimile devices to and from shareholders before, during and after a shareholders meetings, which communiqués emanate from, or are received by, the secretary of a shareholders meeting shall be considered as submitted or received as if the shareholder were personally present at the shareholders meeting. The call for the Special Meeting shall be issued by the Secretary, Assistant Secretary or their designee.

Section 3. Place. Meeting of shareholders shall be held at the principal place of business of the corporation or at such other place as may be designated by the Chairman or the majority of the Board of Directors. When a difference of opinion occurs between the Chairman and the majority of the Board of Directors, the opinion of the Chairman shall prevail.

Section 4. Notice. Written notice stating the (a) place, (b) date, (c) hour of the meeting and (d) in the case of a special meeting, the purpose or purposes for which the meeting is called; shall be sent to all shareholders except in the case of a shareholders meeting being held subject to a waiver of such a meeting. Such notice shall be delivered no less than ten (10) andnot more than thirty (30) days before the meeting either (a) personally, or (b) by first class mail postage prepaid, or (c) via a facsimile of other electronic device; at the direction of the Chairman, or the Secretary, or their designee to each shareholder of record entitled to vote at such meeting unless such notice is waived in writing by shareholders representing at least the majority of the shares that would be entitled to vote at such a meeting. If mailed, such notice shall be deemed to be delivered five (5) days after it is deposited in the United States mail addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid.

Section 5. Notice of Adjourned Meeting. When a meeting is adjourned to another time or place, it shall not be necessary to give any notice of the adjourned meeting at which the adjournment is taken, and at the adjourned meeting any business may be transacted or that might have been transacted on the original date of the meeting. If, however, after the adjournment the Board of Directors fixes anew date for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in this Article to each shareholder of record on the new record date entitled to vote at such meeting unless the reconvened date for the adjourned meeting is less than fifteen (15) days from the date of adjournment.

Section 6. Shareholder Quorum and Voting. A majority of the shares entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders. If a quorum is present, the affirmative vote of a majority of the shares so presented, represented in person or by proxy, at the meeting and entitled to vote on the subject matter shall be the official act of the shareholders.

Section 7. Voting of Shares. Each outstanding share shall be entitled to one vote on each matter properly brought before the meeting unless otherwise provided by law. Cumulative voting shall not be permitted.

Section 8. Proxies. A shareholder may vote either in person or by a proxy executed in writing by that shareholder or his duly authorized attorney-in-fact. No proxy shall be valid after the duration of   eleven (11) months from   the date   thereof unless otherwise so provided in the language of the proxy.

Section 9. Action by Shareholders without a Meeting. Any action required (a) by law, (b) these bylaws, or (c) the Certificate of Incorporation of this corporation; may be taken without prior notice, without a formal meeting, and without an actual vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of the majority of the shares entitled to so vote that would have been necessary to take such action at a Shareholders meeting at which the majority of the shares entitled to vote thereon were present.Nothing contained within this Section 9 shall delete the requirement of notice as set fourth in Section 4 unless so waived in writing as provided herein.

Section 10. Conduct of Meetings. The Chairman of the Board of Directors, and in his absence, the President, shall preside over all shareholders meetings. In the absence or incapacity of both the Chairman and the President, then the most senior (by tenure) member of the Board of Directors, then the most senior (by organizational ranking) Vice President who is present shall preside.

ARTICLES  II
DIRECTORS

Section 1. Function. All corporate powers by, or under the authority of, and the business affairs under the direction of, the Board of Directors. of the shareholders shall be exercised of the corporation shall be managed

Section 2. Qualification. Directors need not be residents of this state, a citizen of the United States or shareholders of this corporation.

Section 3. Compensation. The shareholders in annual meeting shall have authority to fix the compensation of the directors. In the absence of a formal fixing of compensation for members of the Board of Directors by the shareholders then such compensation shall be $500 per meeting. The Chairman of the Board of Directors is an employee of the company and will be compensated as the Chief Executive Officer of the company, said compensation to be set by the shareholders. Actual and reasonable travel and other expenses shall be reimbursed to members of the Board of Directors when such expenses are incurred while conduction company business.

Section 4. Presumption of Assent. A director of the corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to that action taken unless he votes against such action or abstains on the record from voting in respect thereto.

Section 5. Number. This corporation shall have not less than one (1) or more than seven (7) directors. The number of members of the Board of Directors shall be fixed by the shareholders in annual meting. The initial Board of Directors shall be one (1) and shall remain such until amended by formal shareholder action in annual meeting. The Board of Directors shall have the authority to increase (to meet the total number then authorized) or decrease (as a result of resignation or death) the number of Directors from time to time, between annual shareholder's meetings solely by the action of the then remaining members of the Board of Directors.

Section 6. Election and Term. Each person named in the Certificate of Incorporation as a member of the initial Board of Directors shall hold office until the first annual meeting of shareholders, and until his successor shall have been elected and qualified or until the earlier of his resignation, removal from office or death. The initial Board of Directors, if less than four (4), shall have the authority, if they so elect, to appoint additional members of the Board to serve until the first annual meeting of shareholders.

At the first annual meeting of shareholders and at each annual meeting thereafter the shareholders shall elect directors to hold office until the next succeeding annual meeting. Each director shall hold office for a term for which he is elected and until his successor shall have been elected and qualified or until his earlier resignation, removal from office or death.

Section 7. Vacancies. Any vacancy occurring in the Board of Directors, including any vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors through such remaining directors shall be less than a quorum of the Board of Directors. A director elected to fill a vacancy of another director shall hold office only until the next election of directors by the shareholders.

Section 8. Removal of Directors. At a meeting of shareholders called expressly for that purpose, any director or the entire Board of Directors, may be removed, with or without cause, by a vote of the holders of a majority of the issued and outstanding shares then entitled to vote at an election of directors.

Section 9. Directors' Quorum and Voting. A majority of the number of director set forth by these By-Laws shall constitute a quorum for the transaction of business of the Board of Directors. The act of a majority of the directors present at a meeting at which a quorum is present shall be the official act of the Board of Directors.

Section 10. Executive and Other Committees. The Board of Directors, by resolution adopted by the entire Board of Directors, may designate from among its members an Executive Committee and one or more individual(s) which constitute a committee, to the extent provided in such resolution, shall have, and may exercise, all the authority of the full Board of Directors.

Section 11. Place of Meeting. Regular and special  meetings of the Board of Directors shall be held either within or without the United States at locations selected by the Board of Directors.

Section 12. Time, Notice and Call of Meetings. Regular meetings of the Board of Directors shall be held without notice on the last Friday of January, April, July and October. Written notice of the time and place of special meetings of the Board of Directors shall be given to each director by either personal delivery, telegram or facsimile at least five (5) days before the meeting or by notice mailed to the Director at least ten (10) days before the meeting.

Notice of a special or regular meeting of the Board of Directors need not be given to any director who signs a waiver of notice either before or after the meeting. Attendance of a Director at a meeting shall constitute a waiver of notice of such meeting and waiver of any and all objections to the time and place of the meeting, or the manner in which it has been called or convened.

Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

A majority of the directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. Notice of any such adjourned meeting shall be given to the directors who were not present at the time of the adjournment and, unless the time and place of the adjourned meeting are announced at the time of the adjournment, to all other directors.

Special Meetings of the Board of Directors may be called by (1) the Chairman of the Board, (2) by the President of the corporation or (3) by the majority of sitting Directors.

Members of the Board of Directors may participate in a meeting of the Board of Directors by means of a conference telephone or similar communications device, by means of which all persons participating in the meeting can hear each other at the same time or in sequence. Participation by such means shall constitute the same as presence in person at a meeting of the Board of Directors.

Section 13. Action Without a Meeting. Any action required to be taken at a regular meeting of the Board of Directors, or any action which may be taken at a Special Meeting of the Board of Directors, or a committee thereof, may be taken without a formal meeting if a consent in writing, setting forth the action so to be taken, signed by the majority of the directors, or the majority of the members of the committee, (as the case may be), is filed in the minutes of the proceedings of the Board of Directors or of the minutes of the committee. Such consent shall have the same effect as a majority vote.

Section 14. Bond. No member of the Board of Directors shall be required to post a bond to serve on the Board of Directors.

Section 15. Conflict of Interest. These By-Laws shall specifically permit a member of the Board of Directors to serve in such a capacity when other business or personal activities would normally preclude him from doing so because of a conflict of interest or an abandonment of his fiduciary responsibilities, provided however, that director shall be restricted from voting on any action when such a conflict of interest or potential conflict of interest, may exist. Further, any member of the Board of Directors who believes a potential conflict of interest may exist must so announce same at the beginning of discussions on that subject or at the beginning of a meeting of the Board of Directors and the same will be so recorded in the minute book.

Section 16. Conduct of Meetings. The Chairman of the Board of Directors will preside over all meetings of the Board. In his absence, the most senior member of the Board of Directors (by tenure) shall preside.

ARTICLE  III
OFFICERS  OF THE  CORPORATION

Section 1. Officers. The officers of this corporation shall consist of (a) a Chairman of the Board of Directors who shall be the Managing Director and/or Chief Executive Officer, (b) a President who shall be the Chief Operating Officer (if desired by the Board of Directors), (c) a Secretary, and (d) a Treasurer, who shall be the Chief Financial Officer; each of whom shall be elected and serve at the pleasure of the Board of Directors. Such other officers, assistant officers and agents as may be deemed necessary may be elected by the Board of Directors or appointed by the Chief Executive Officer from time to time including, but not limited to, multiple levels of Vice Presidents, Assistant Secretaries, assistant treasurers and general counsel. Any two or more offices may be held by the same person at the same time, except that neither the Chairman/Managing Director/CEO nor the President/COO can not also be the Secretary.

Section  2. Duties. The officers of this corporation shall have the following duties:

The Chairman of the Board (a/k/a the CEO and/or Managing Director) shall be the Chief Executive Officer of the company and shall have general and active overall management of the business and affairs of the corporation subject to the consent and directions of the Board of Directors, and shall preside at all meetings of the shareholders and Board of Directors.

The President shall be the Chief Operating Officer (“COO”) of the corporation, shall have general and active management of the daily operational aspects of the business and affairs of the corporation. He shall act in behalf of the Chairman of the Board when requested to do so by the Chairman.

The Secretary shall have custody of, and maintain, all of the corporate records (except the financial records) and shall record the minutes of all meetings of the shareholders and Board of Directors, and committees thereof, send all notices of all shareholder and director meetings and perform such other duties as may be prescribed by the Board of Directors or the President.

The Treasurer shall be the Chief Financial Officer (“CFO”) of the corporation, shall have custody of all corporate funds and financial records, shall keep full and accurate accounts of receipts and disbursements and render accounts of receipts and disbursements. He shall render a written accounting thereof at the annual meetings of shareholders and whenever else required by the Board of Directors, the Chairman of the Board or the President. He shall perform such other duties as may be prescribed by the Board of Directors, Chairman of the Board or the President.

The General Counsel shall be the chief legal counsel and/or legal advisor of the corporation, shall provide legal advice and counsel to the members of the Board of Directors and the officers of the corporation. The General Counsel shall be the principal liaison between the corporation and outside counsel when the corporation elects to engage outside counsel for special subjects.

Other Officers such as vice presidents, assistant secretaries, assistant treasurers, agents and attorney-in-fact shall perform such duties and have such responsibilities as may from time to time be granted by Board of Directors, the Chairman of the Board or the President.

The inter-organizational relationship of all officers and employees of this corporation as well as the respective duties of each officer shall be at the discretion of the Chairman of the Board or the President which shall not be in conflict with these By-Laws.

Section 3. Removal of Officers. An officer or agent elected or appointed may be removed by the organizational body or individual so electing or so appointing that officer or agent whenever in the judgment of that body or individual the best interests of the corporation will be served. The Board of Directors, the Chairman of the Board or the President shall have authority to remove any office when in his opinion the best interests of the corporation will be so served.

ARTICLE  IV
STOCK CERTIFICATES

Section 1. Issuance. Every holder of shares in this corporation shall be entitled to have a certificate (so-called “stock certificate”) representing all shares to which he is entitled. No certificate representing all shares to which he is entitled shall be issued for any share until such share(s) are fully paid. All shares are issued fully paid and non-assessable.

Section 2. Form. Certificates representing shares in this corporation shall be signed by the Chairman, President or Vice President and attested by the Secretary or an Assistant Secretary and will be sealed with the seal of the corporation or facsimile thereof.

Section 3. Transfer of Stock. In order to effect the transfer of shares of the corporation from one shareholder to another shareholder, the corporation shall require a stock certificate presented to it by the transferor for transfer to the transferee be properly endorsed by the holder of record and/or by his duly authorized attorney. Stock is transferable only on the books of record of the corporation and shall not become effective until so recorded.

Section 4. Lost, Stolen or Destroyed Certificates. If the shareholder shall claim to have lost, stolen or destroyed a certificate of shares issued by the corporation, a new certificate shall be issued upon the making of an affidavit of the facts by the person claiming the stock certificate to be lost, stolen or destroyed, and, at the discretion of the Board of Directors, upon the deposit of the bond or other indemnity in such amount and with such sureties, if any, as the Board of Directors may reasonably require.

ARTICLE  V
BOOKS  AND  RECORDS

Section 1. Books and Records. This corporation shall keep correct and complete books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors and committees of the Board of Directors. This corporation shall keep at its registered office or other principal place of business a record of its shareholders, giving the names and addresses of all shareholders and the number of the shares held by each. Any books, records and minutes may be in written form or in any other form (including computerized records) capable of being converted into written form within a reasonable period of time.

Section 2. Shareholders' Inspection Rights. Any person who (a) is currently, or (b) shall have been a holder of record of shares of the company for a term of at least six (6) months immediately preceding his demand or; upon written demand stating the purpose thereof shall have the right to examine, in person or by agent or attorney, at any reasonable time or times, for any proper purpose, the relevant books and records of accounts, minutes and records of shareholders. Copies of records, extracts of shareholders lists and copies of sensitive corporate proprietary material will only be released upon the advise and approval of the General Counsel.

Section 3. Financial Information. Not later than three months after the close of each fiscal year, this corporation shall prepare a financial statement including, as a minimum, a balance sheet, income statement showing in reasonable detail the financial condition of the corporation as of the close of its fiscal year, and a profit and loss statement showing the results of the operations of the corporation during its fiscal year. The fiscal year of the corporation shall be from January 1 through December 31, inclusive, annually. Upon the written request of any shareholder, the corporation shall mail to that shareholder a copy of the most recent such financial statement. The financial statement shall be filed in the office of the corporation at its principal place of business, shall be kept for a period of at lease at least five (5) years, and shall be subject to inspection during business hours by any shareholder in person or by his agent as set forth in Section 2, ("Shareholder's Inspection Rights") of this Article.

ARTICLE  VI
DIVIDENDS

The Board of Directors of this corporation may, from time to time, declare and the corporation may pay dividends on its shares of stock in cash, property or its own shares, except when the corporation is insolvent or when the payment thereof would render the corporation insolvent, subject to the provisions of applicable controlling state statutes.

ARTICLE VII
CORPORATE SEAL

The Board of Directors shall approve and provide a corporate seal which shall be in circular form similar in design to the example noted in the margin hereof.

ARTICLE VIII
AMENDMENT

These By-Laws may be altered, amended or repealed, and new bylaws may be adopted, by either the Board of Directors or the shareholders, but the Board of Directors may not alter, amend or repeal any By-Law, or specific article or section thereof, adapted by the shareholders if the shareholders specifically prescribe same in such By-Law, or specific article or section thereof, that such shall not be altered, amended or repeal by the Directors.

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